Exhibit (j)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Counsel and Independent Registered Public Accounting Firm” in the Statement of Additional Information, each dated May 1, 2022, and each included in this Post-Effective Amendment No. 80 to the Registration Statement (Form N-1A, File No. 811-04041) of State Street Variable Insurance Series Funds, Inc (the “Registration Statement”).

We also consent to the incorporation by reference of our reports dated February 17, 2022, with respect to the financial statements and financial highlights of State Street Variable Insurance Series Funds, Inc. (comprising State Street Premier Growth Equity V.I.S. Fund, State Street Small-Cap Equity V.I.S. Fund, State Street S&P 500 Index V.I.S. Fund, State Street U.S. Equity V.I.S. Fund, State Street Income V.I.S. Fund, State Street Total Return V.I.S. Fund and State Street Real Estate Securities V.I.S. Fund) included in the Annual Report to Shareholders (Form N-CSR) for the year ended December 31, 2021, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young

Boston, Massachusetts

April 27, 2022